UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2007

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MediaREADY, Inc.

(Exact name of registrant as specified in its charter)

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Florida	0-31497	65-1001686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

888 East Las Olas Boulevard, Suite 710, Fort Lauderdale, FL 33304

(Address of Principal Executive Office) (Zip Code)

(954) 527-7780

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 16, 2007, the Registrant's Board of Directors determined that the Registrant's audited financial statements for the fiscal year ended December 31, 2005 and the unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2006, should no longer be relied upon due to the following:

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The fair value of a derivative feature within an issued and outstanding convertible debt instrument was not accounted for;

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The fair value of restricted common stock which the Registrant was obligated to issue to a former employee and a former consultant was not accounted for (the Registrant has obtained a release from these obligations during April 2007, which will allow a reversal of the accounting entries during the three months ended June 30, 2007); and

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The fair value of common stock purchase warrants which the Registrant: a) was obligated to issue to a former employee and; b) issued to a third party consultant were not accounted for.

All the above transactions when properly accounted for will have no cash flow effect.

The Registrant's board of directors discussed the above described matters with the Registrant's independent accountant.

The Registrant is currently working on the preparation of an amendment to its Form 10-KSB for the fiscal year ended December 31, 2005 and the unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2006, to address the matters above and plans to file such amendments as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MediaREADY, Inc.

By:	/s/ V. JEFFREY HARRELL
Jeffrey Harrell Chief Executive Officer

Date:  April 20, 2007

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